                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2001 included in Colgate-Palmolive Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP


New York, New York
October 19, 2001